PROXY

BALDWIN PIANO & ORGAN COMPANY                THIS PROXY IS SOLICITED
422 Wards Corner Road                               ON BEHALF OF THE
Loveland, Ohio 45140-8390                         BOARD OF DIRECTORS

   The undersigned hereby appoints Harry F. Forbes, Jr., Charles R. Juengling and Thomas W. Kahle, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Stockholders of Baldwin Piano & Organ Company (the "Company") to be held on Tuesday, May 10, 1994, at 11:00 a.m., Cincinnati time, at the Company's headquarters located at 422 Wards Corner Road, Loveland, Ohio and any adjournment or adjournments thereof, and to vote the number of shares of the Company's Common Stock (par value $.01 per share) which the undersigned would be entitled to vote if personally present on the following matters:

     1.  Election of Directors

          Vote for Five (5) Nominees to Serve as Directors of the Company for the one-year term ending at the 1995 Annual Meeting of Stockholders.

                                                  Withhold Authority
             Nominee                   For              to Vote
             -------                   ---        ------------------

                                      _____              _____
          George E. Castrucci        |_____|            |_____|
                                      _____              _____
          R. S. Harrison             |_____|            |_____|
                                      _____              _____
          Joseph H. Head, Jr.        |_____|            |_____|
                                      _____              _____
          Roger L. Howe              |_____|            |_____|
                                      _____              _____
          Harry A. Shaw III          |_____|            |_____|

     2.  Adoption of 1994 Incentive Stock Option Plan
            __           __           __
       For |__| Against |__| Abstain |__| the adoption of the 1994 Incentive Stock Option Plan.

     3.  Ratification of Auditors
            __            __           __
       For |___| Against |__| Abstain |__| the ratification of the selection by the Board of Directors of KPMG Peat Marwick as auditors for the Company for the fiscal year ending December 31, 1994.

                           [Reverse Side]

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated ......................, 1994

[Stockholder's Name and Address as on Record Books]

__________________________________

__________________________________


(Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If signing on behalf of a corporation, the full name of the corporation should be set forth accompanied by the signature on its behalf of a duly authorized officer.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.